UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 5, 2010

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)
Nevada	0-51414	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West Loop South, Suite 415, Bellaire, Texas		77401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.         Termination of a Material Definitive Agreement.

On May 5, 2010, Lucas Energy, Inc. (the “Company”) terminated its Credit Agreement (the “Credit Agreement”) dated October 8, 2008 among the Company, Amegy Bank National Association, as agent and collateral agent, and the lenders party thereto.  In connection with the termination, all liens and security interests securing the Company’s obligations under the Credit Agreement were released.  Prior to the termination, the Company paid off the outstanding amount of approximately $2.2 million (which had been the maximum amount available under the facility at the time) under the Credit Agreement, and no penalties resulted from the early termination.

Item 7.01          Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on May 6, 2010, relating to the termination of the Credit Agreement.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated May 6, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Donald L. Sytsma
Name: Donald L. Sytsma
Title: Chief Financial Officer

Date: May 6, 2010